Exhibit 8

Investments in subsidiary undertakings

Name and nature of business	Country of incorporation and registration		Type of share	Percentage shareholding
Hazelwood Finance Limited Partnership* (Financing company)	Australia		Partners’ Capital	75%
Hazelwood Power Partnership* (Power generation)	Australia		Partners’ Capital	92%
Elektrárny Opatovice A.S.* (Power generation)	Czech Republic		Ordinary Shares	99%
International Power Global Developments Limited (Project development—overseas)	England and Wales		Ordinary Shares	100%
Pelican Power Point Limited* (Power generation)	England and Wales	†	Ordinary Shares	100%
Rugeley Power Limited (Power generation)	England and Wales		Ordinary Shares	100%
Deeside Power Development Company Limited (Power generation)	England and Wales		Ordinary Shares	100%
National Power International Holdings BV* (Investment holding company)	The Netherlands	**	Ordinary Shares	100%
Synergen Power Pty Limited* (Power generation)	Australia		Ordinary Shares	100%
Thai National Power Company Limited* (Power generation)	Thailand		Ordinary Shares	100%
Midlothian Energy Limited Partnership* (Power generation)	US		Partners’ Capital	100%
Milford Power Limited Partnership* (Power generation)	US		Partners’ Capital	100%
ANP Funding I, LLC* (Financing company)	US		Ordinary Shares	100%
International Power (Cayman) Limited (Financing company)	Cayman Islands	**	Ordinary Shares	100%
International Power (Europe) Limited (Financing company)	England and Wales		Ordinary Shares	100%
ANP Blackstone Energy Company, LLC* (Power generation)	US		Ordinary Shares	100%
ANP Bellingham Energy Company, LLC* (Power generation)	US		Ordinary Shares	100%
Hays Energy Limited Partnership* (Power generation)	US		Partners’ Capital	100%
International Power Holdings Limited (Investment holding company)	England and Wales		Ordinary Shares	100%
Advanced Turbine Products LLC* (Manufacturer of turbine parts)	US		Partners’ Capital	82%
Al Kamil Power Company SAOC* (Power generation)	Oman		Ordinary Shares	100%

All subsidiary undertakings operate in their country of incorporation, except as indicated below.

All subsidiary undertakings have December year ends.

*	Held by an intermediate subsidiary undertaking
†	Operates in Australia
**	Operates in the UK